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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) - December 13, 1996


                                   HUBCO, INC.
               (Exact Name of Registrant as Specified in Charter)


                                   NEW JERSEY
                 (State or Other Jurisdiction of Incorporation)

                  1-10699                       22-2405746
           (Commission File Number)      (IRS Employer Identification No.)

           1000 MacArthur Boulevard, Mahwah, New Jersey  07430
            (Address of Principal Executive Offices)

                         (201) 236-2641
                 (Registrant's Telephone Number)


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Item 5.  Other Events.

         On December 13, 1996, HUBCO, Inc. ("HUBCO") consummated its previously announced acquisition of Westport Bancorp, Inc. ("WBI"), and merged WBI `s subsidiary, The Westport Bank and Trust Company, into HUBCO's Connecticut bank subsidiary, Lafayette American Bank and Trust Company ("Lafayette").

         The merger of the two Connecticut banks increases the number of Lafayette's branch offices to 27 and its asset size to approximately $1.3 billion. Lafayette's branches are primarily in Fairfield and New Haven counties. Lafayette now ranks among the 10 largest financial institutions in Connecticut.

         Pursuant to the merger, WBI common stock was converted into .332175 of a share of HUBCO common stock and WBI's convertible preferred stock was converted into HUBCO Series B Convertible Preferred Stock having identical terms including an equivalent dividend yield.

         On December 16, 1996, HUBCO issued $75 million aggregate principal amount of 8.20% Exchange Subordinated Debentures due 2006 (the "Exchange Debentures") in exchange for a like principal amount of its outstanding 8.20% Subordinated Debentures due 2006 (the "Original Debentures"), which were sold on September 13, 1996. The Exchange Debentures were registered under the Securities Act of 1933, as amended, pursuant to a Registration Rights Agreement entered into by HUBCO in connection with the sale of the Original Debentures.


Item 7.  Exhibits.

                99                Press Release dated December 13, 1996


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                        HUBCO, INC.


Dated: January 6, 1997              By: /s/ D. LYNN VAN BORKULO-NUZZO
                                        -----------------------------
                                        D. Lynn Van Borkulo-Nuzzo
                                        Executive Vice President


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                                INDEX TO EXHIBITS


         Exhibit No.                 Description

                 99                  Press Release dated December 13, 1996